UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2023
MASIMO CORPORATION
(Exact name of registrant as specified in its charter)
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DE			001-33642		33-0368882
(State or other jurisdiction of incorporation)			(Commission File Number)		(IRS Employer Identification No.)
52 Discovery	Irvine,	CA			92618
(Address of Principal Executive Offices)					(Zip Code)
			(949)	297-7000
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MASI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 5.02......Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 3, 2023, the Board of Directors (the “Board”) of Masimo Corporation (“Masimo”) appointed Rolf A. Classon as a Class II director of Masimo.
Mr. Classon, age 78, is an experienced biopharma and medical technology executive. From October 2002 until his retirement in July 2004, Mr. Classon was Chairman of the Executive Committee of Bayer HealthCare AG, a subsidiary of Bayer AG. He served as President of Bayer Diagnostics from 1995 to 2002 and as Executive Vice President of Bayer Diagnostics from 1991 to 1995. Prior to 1991, Mr. Classon held various management positions with Pharmacia Corporation. Mr. Classon has served as Vice Chairman of the Supervisory Board of Fresenius Medical Care AG & Co. KGaA (NYSE: FMS) since 2011. He has served as Chairman of the Board of BICO Group AB since May 2023, having joined its board of directors in April 2022. Mr. Classon has served on the board of Catalent, Inc. (NYSE: CTLT) since 2014. He was previously Chairman of the Board of Directors of Perrigo Company plc (NYSE: PRGO) from 2018 to May 2022, having joined that board as a director in May 2017, and Chairman of the Board of Directors of Tecan Group Ltd., serving from 2009 until April 2018. Mr. Classon served as Chairman of the Board of Directors of Hill-Rom Corporation (NYSE: HRC) from 2006 until March 2018, also serving as Vice Chairman of the Board from 2003 through May 2005 and as interim chief executive officer from May 2005 until March 2006. From 2005 to 2015, Mr. Classon served as Chairman of the Board of Directors of Auxilium Pharmaceuticals, Inc., and as Vice Chairman from March 2005 to April 2005. He also previously served as a director of Sequanna Medical AG from 2016 to 2017; of Aerocrine AB, Stockholm from 2013 to 2015; of Millipore Corporation from 2005 to 2010; of Prometheus Laboratories Inc. from 2004 to 2010; and of Enzon Pharmaceuticals Inc. from 1997 to 2011. Mr. Classon received his Chemical Engineering Certificate from the Gothenburg School of Engineering and a Business Degree from the Gothenburg University.
In accordance with Masimo’s Amended and Restated Non-Employee Director Compensation Policy (the “Policy”), as a non-employee director of Masimo, Mr. Classon is initially entitled to receive cash compensation in the amount of $70,000 per year for his service on the Board. In addition, pursuant to the Policy, on the date of Masimo’s next annual meeting of stockholders and each annual meeting of stockholders thereafter, Mr. Classon will be entitled to receive a grant of restricted stock units with respect to shares of Masimo’s common stock having a grant date fair value of $200,000, rounded down to the nearest whole share (the “RSUs”). The RSUs will vest on the one-year anniversary of the grant date, subject to Mr. Classon’s continued service with Masimo through the applicable vesting date.
Masimo also entered into an indemnity agreement with Mr. Classon in the same form as its standard form of indemnity agreement with its other directors.
There are no family relationships between Mr. Classon and any director or executive officer of Masimo and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Classon has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.
On November 7, 2023, Masimo issued a press release announcing the appointment of Mr. Classon to the Board. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) The following items are filed as exhibits to the Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release, Dated November 7, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: November 7, 2023	By:	/s/ MICAH YOUNG
Micah Young
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)